Exhibit 99.1

Second Sight Announces Market Entry into South Korea with Two Implants and Performs Second Implant in Taiwan of Argus II Retinal Prosthesis System

-Marks Continued Expansion of Argus II in Asia-

SYLMAR, Calif.—(BUSINESS WIRE)— Second Sight Medical Products, Inc. (NASDAQ:EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide useful vision to blind patients, today announced market entry into South Korea, implanting two patients with the Company's Argus® II Retinal Prosthesis System ("Argus II") in Seoul. The implants were facilitated by the country's exclusive distribution partner, Kisantech Co., Ltd. A second patient in Taiwan also received the Company's Argus II. This surgical procedure was facilitated by Orient Europharma Co., Ltd., Second Sight's exclusive distribution partner for Taiwan.

"These implants represent important milestones in the Company's efforts to expand our footprint in Asia. With our entry into South Korea, and a second implant now performed in Taiwan, we are continuing our mission to bring Argus II to even more blind individuals around the world. We look forward to treating more patients throughout Asia in the coming months," said Will McGuire, Chief Executive Officer of Second Sight.

The two implants in South Korea were performed by Young Hee Yoon, MD, Professor, Department of Ophthalmology, Asan Medical Center, in May 2017 and June 2017 at the Asan Medical Center in Seoul in 54- and 56-year old patients with Retinitis Pigmentosa. The second implant in Taiwan was performed in April 2017 by Dr. Shi-Jen Chen at Taipei Veterans General Hospital in a 55-year old patient with retinal degeneration. As previously announced, the first Argus II in Taiwan was implanted by Dr. Yih-Shiou Hwang at Chang Gung Memorial Hospital in a 40-year old patient with retinal degeneration.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II was the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Saudi Arabia, South Korea, Spain, Taiwan, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Second Sight is currently conducting a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis that is intended to restore some vision to individuals who are blind due to many causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 16, 2017, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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